UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

GYRODYNE COMPANY OF AMERICA, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)1:

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed: July 29, 2014

One Flowerfield, Suite 24

Saint James, New York 11780

105 Madison Avenue, New York, NY, 10016 Tel: 212-929-5500 Fax: 212-929-0308 Email: proxy@mackenziepartners.com New York London Los Angeles Palo Alto

Please Contact MacKenzie Partners Today

to Vote your Gyrodyne Shares!

July 28, 2014

Dear Gyrodyne Shareholder:

The Special Meeting of Shareholders of Gyrodyne Company of America, Inc. is scheduled to be held on August 14, 2014.

It is very important that all shareholders have their voices heard. We urge you to please vote your Gyrodyne shares today. You may do so by contacting MacKenzie Partners toll-free at 1-800-322-2885. MacKenzie has been engaged by Gyrodyne to assist in gathering the votes at the Special Meeting.

No matter how many shares you hold your vote is very important. Please contact MacKenzie Partners today so we may assist in processing your vote – this will only take a few minutes of your time, but will help save Gyrodyne the cost of additional mailings.

MacKenzie’s team of representatives can be reached toll-free at 1-800-322-2885 or 1-212-929-5500 (call collect). You may also contact us with your voting instructions via email at: proxy@mackenziepartners.com.

Thank you for your time and consideration.

Sincerely,

MacKenzie Partners, Inc.

 Toll-Free at 1-800-322-2885